                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 23, 1996 included in Miller Industries, Inc.'s Form 10-K for the year ended April 30, 1996. We also consent to the incorporation by reference in this registration statement of our report dated October 12, 1996 on the restated consolidated financial statements of Miller Industries, Inc. included in Miller Industries, Inc.'s Current Report on Form 8-K filed on September 17, 1996, as amended by Form 8-K/A filed October 15, 1996. We also consent to the use of our reports and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Chattanooga, Tennessee,
October 12, 1996